QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.10

        In October 2000, Medtronic, Inc. Board of Directors adopted a new Shareholder Rights Plan referenced in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended April 26, 2002 (the "New Plan") to replace the Company's existing Shareholder Rights Plan (the "Existing Plan"). At that time, the Company's Management Incentive Plan, 1998 Outside Director Stock Compensation Plan, Capital Accumulation Plan Deferred Program and Executive Nonqualified Supplemental Benefit Plan (the "Stock/Compensation Plans") each contained change in control provisions identical to those in the Existing Plan. In October 2001, the Board of Directors amended each of the Stock/Compensation Plans to conform the definition of "change in control" to the definition in the New Plan. A copy of the definition is attached as Attachment A.

Attachment A

Change in Control

        A "Change in Control" shall mean:

    a)
    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Medtronic, Inc. (the "Company") (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of clause (c); or

    b)
    Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    c)
    Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation") or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent

      Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or

    d)
    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 30% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the Participant.

QuickLinks

  Exhibit 10.10